UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2018 (August 31, 2018)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

Members of Humana Inc.’s senior management team are scheduled to meet with investors at various times between September 1, 2018 and September 30, 2018. During such meetings, Humana’s management expects to reaffirm its guidance of approximately $11.52 in diluted earnings per common share (“EPS”), or approximately $14.15 in adjusted earnings per common share (“Adjusted EPS”) for the year ending December 31, 2018. This guidance is consistent with the guidance issued in Humana’s press release dated August 1, 2018. The date and time of presentations to investors are available via the Investor Relations calendar of events on Humana’s website at www.humana.com.

The Company has included adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY18 Guidance
GAAP	~$	11.52
Loss on sale of KMG America Corporation, a former wholly-owned subsidiary		2.60
Amortization of identifiable intangibles		0.51
Operating income associated with the Individual Commercial segment		(0.39)
Impact of tax reform law enacted on December 22, 2017, primarily re-measurement of deferred tax assets at lower corporate tax rates		(0.09)
Adjusted (non-GAAP) – FY18 projected	~$	14.15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated: August 31, 2018